UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 9, 2012

HomeStreet, Inc.

(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Union Street, Ste. 2000, Seattle, WA 98101

(Address of principal executive offices) (Zip Code)

(206) 623-3050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

The information provided pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing or other document filed by the Company pursuant to the Exchange Act or the Securities Act except as shall be expressly set forth by specific reference in such filing or document. The information provided pursuant to this Item 7.01 shall instead be deemed “furnished.”

On Thursday, May 10, 2012, beginning at approximately 10:30 a.m. Pacific Time, Mark Mason, President and CEO of HomeStreet, Inc., is scheduled to give a presentation of HomeStreet’s business strategies and financial performance at the D.A. Davidson Financial Services Conference in Seattle, Washington. The conference is for invited guests of D.A. Davidson & Co. A copy of the presentation, which was provided to D.A. Davidson & Co. on Tuesday, May 8, 2012 in advance of the scheduled meeting, is attached as Exhibit 99.1 and will be available on HomeStreet’s investor relations web site at http://ir.homestreet.com.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1	HomeStreet, Inc. presentation dated May 10, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2012.

HomeStreet, Inc.

By:	/s/ Godfrey B. Evans
Godfrey B. Evans, Executive Vice President General Counsel and Chief Administrative Officer